STRUCTURING FEE AGREEMENT

July 27, 2021

RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281-8098

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated July 27, 2021 (the “Underwriting Agreement”), by and among Thornburg Income Builder Opportunities Trust (the “Fund”), Thornburg Investment Management, Inc. (the “Adviser”) and each of the Underwriters named therein (the “Underwriters”), severally, with respect to the issue and sale of the Fund’s shares of common stock, $0.001 par value per share (the “Common Shares”), as described therein (the “Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1.          Fee.

In consideration of your services in offering advice relating to the distribution of the Fund’s Common Shares, the Adviser shall pay a maximum fee to you of $[•] (the “Fee”). The Fee shall be paid 40 calendar days from the Closing Date or the following Business Day if such day falls on a non-Business Day or as otherwise agreed to by the parties. The payment shall be made by wire transfer to the order of RBC Capital Markets, LLC (“RBC”). The Adviser acknowledges that the Fee is in addition to any compensation you earn in connection with your role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the marketing services rendered in connection with the advice described above. The Fee paid to you shall not exceed [•]% of the total price to the public of the Firm Shares sold by the Fund in the Offering. The actual Fee to be paid by the Company will be calculated based on the lesser of the commitment share amount at the time of the initial public offering and RBC’s box position share amount (i.e., the amount of shares net of any purchases or sales; and not based on the market price change at the end of the period) as provided by RBC or through a report from DTCC (or similar attestation that the position is still held in place) reported by RBC to UBS Securities LLC as of 30 calendar days from the Closing Date (or as otherwise requested by UBS Securities LLC) or the following Business Day if such day falls on a non-Business Day. In the event the Offering does not proceed, you will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to you pursuant to the terms of the Underwriting Agreement and in accordance with FINRA Rule 5110(f)(2)(D).

2.          Term.

This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof, or upon the termination of the Underwriting Agreement without the Common Shares having been delivered and paid for, except as provided in Section 3.

3.          Indemnification.

The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.          Not an Investment Adviser; No Fiduciary Duty.

The Adviser acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between you and the Adviser. In addition, nothing in this Agreement shall be construed to constitute you as the agent or employee of the Adviser or the Adviser as your agent or employee, and neither party shall make any representation to the contrary. It is understood that you are engaged hereunder as an independent contractor solely to provide the services described above to the Adviser and that you are not acting as an agent or fiduciary of, and you shall not have any duties or liability to, the current or future partners, members or equity owners of the Adviser or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Adviser has the authority to waive such duties and liabilities. Furthermore, the Adviser agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Adviser on related or other matters).

5.          Not Exclusive.

Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

6.          Assignment.

This Agreement may not be assigned by either party without prior written consent of the other party.

7.          Amendment; Waiver.

No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

8.          Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

9.          Counterparts.

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This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission that accurately depicts a manual signature shall be effective as delivery of a manually executed counterpart hereof.

10.          Applicability to the Fund.

Nothing in this Agreement is intended to, or shall be deemed to bind, the Fund, and the Fund shall have no obligation or liability under, or in respect of, this Agreement or the transaction contemplated hereby.

[END OF TEXT]

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This Agreement shall be effective as of the date first written above.

THORNBURG INVESTMENT MANAGEMENT, INC.

By:
Name:
Title:

Agreed and Accepted:

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

[Signature Page to Structuring Fee Agreement]

Indemnification Agreement

July 27, 2021

RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281-8098

Ladies and Gentlemen:

In connection with the engagement of RBC Capital Markets, LLC ( “RBCCM”) to advise and assist the undersigned, Thornburg Investment Management, Inc., together with its affiliates and subsidiaries (the “Adviser”), with respect to the matters set forth in the Structuring Fee Agreement dated July 27, 2021 between the Adviser and RBCCM (the “Agreement”), in the event that RBCCM, any of its affiliates, each other person, if any, controlling RBCCM or any of its affiliates, their respective officers, current or former directors, employees and agents, or the successors or assigns of any of the foregoing persons (RBCCM and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, litigation, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed under the Agreement, the Adviser agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including fees and expenses of counsel to the Indemnified Parties, with respect to the services performed under the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct (including bad faith) of such Indemnified Party. In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the Agreement, the Adviser will reimburse such Indemnified Party for legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by such Indemnified Party in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily and directly from the gross negligence or willful misconduct (including bad faith) of such Indemnified Party. Counsel shall be selected by RBCCM. In no event shall the Adviser be liable for the fees and expenses of more than one counsel (in addition to any local counsel reasonably required) separate from their own counsel for the Indemnified Parties. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Parties) also be counsel to the indemnified party. As promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Adviser in writing of the commencement thereof; but the failure so to notify the Adviser (i) will not relieve the Adviser from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Adviser from any liability which it may have otherwise on account of this Indemnification Agreement. The Adviser may participate at its own expense in the defense of any such action; provided, however, that counsel to the Adviser shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Parties. The Adviser shall not, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. No Indemnified Party shall, without the prior written consent of the Adviser (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder when the Adviser is an actual named party thereto, unless such settlement, compromise or consent (i) includes an unconditional release of the Adviser from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Adviser.

 If such indemnification were not to be available for any reason, other than a final judicial determination of RBCCM’s gross negligence or willful misconduct (including bad faith) in performing the services that are the subject of the Agreement, the Adviser agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Adviser and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Adviser and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, as well as any other relevant equitable considerations. The Adviser agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Adviser and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Adviser or its members or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which RBCCM has been retained to perform services bears to the fees paid to RBCCM under the Agreement; provided, that in no event shall the Adviser contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by RBCCM pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Adviser or other conduct by the Adviser (or its employees or other agents), on the one hand, or by RBCCM (or its employees or other agents), on the other hand. Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Adviser if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Adviser was not guilty of such fraudulent misrepresentation, or that any losses, claims, damages, liabilities (or expenses related thereto) are determined to have resulted from the gross negligence or willful misconduct (including bad faith) of any Indemnified Party and that any such losses, claims, damages, liabilities (or expenses relating thereto) are determined not to have resulted from any gross negligence or willful misconduct (including bad faith) of the Adviser. The Adviser will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the RBCCM’s prior written consent (which consent shall not be unreasonably withheld). The foregoing Indemnification Agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Adviser agrees that no Indemnified Party shall have any liability to the Adviser or any person asserting claims on behalf of or in right of the Adviser with respect to the matters contemplated by the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses reasonably incurred by the Adviser resulted primarily from the gross negligence or willful misconduct (including bad faith) of RBCCM or any of its affiliates, directors, employees or controlling persons in performing the services that are the subject of the Agreement. For clarification, the parties to this Indemnification Agreement agree that the term “affiliate,” as used in the definition of “Adviser” herein, does not include any registered investment company for which the Adviser or any of its affiliates serve as investment adviser. Nothing in this Indemnification Agreement is intended to, or shall be deemed to bind, Thornburg Income Builder Opportunities Trust (the “Fund”), and the Fund shall have no obligation or liability under or in respect of this Indemnification Agreement or the transaction contemplated hereby.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE MATTERS CONTEMPLATED BY THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE ADVISER AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE ADVISER HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST RBCCM OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND THE ADVISER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. EACH OF THE INDEMNIFIED PARTIES AND THE ADVISER AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS

INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE INDEMNIFIED PARTIES AND THE ADVISER AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE INDEMNIFIED PARTIES AND THE ADVISER, AS THE CASE MAY BE, ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT OR OTHER AVAILABLE JUDICIAL PROCESS.

Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of RBCCM’s engagement under the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

THORNBURG INVESTMENT MANAGEMENT, INC.

By:
Name:
Title:

Agreed and Accepted:

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

[Signature Page to Indemnification Agreement]